                                                                 EXHIBIT (a)(37)

                      AMERICAN CENTURY MUTUAL FUNDS , INC.

                              ARTICLES OF AMENDMENT

     American Century Mutual Funds, Inc., a Maryland  corporation  registered as an open-end  management  investment  company under the Investment Company Act of
1940, as amended (the  "Corporation"),  hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:  The  shares  of each  class of shares  of the  Corporation's  stock identified  below as a  predecessor  class  of a  series  (each  such  class,  a
"Predecessor  Class") are hereby  reclassified as additional shares of the class identified  below as the  successor  class of such series  (each such  class,  a
"Successor  Class"),  as follows  (the terms  "series"  and  "class"  having the meanings set forth in the charter of the Corporation (the "Charter")):

1.   All  issued and  outstanding  shares of each  Predecessor  Class are hereby reclassified  into that  number of  shares of the  corresponding  Successor
     Class  having a total net asset value equal to the total net asset value at the effective time of this amendment of the  respective  Predecessor  Class shares;

2.   All authorized  but unissued  shares of each  Predecessor  Class are hereby reclassified as shares of the corresponding Successor Class; and

3.   The assets and liabilities  previously  allocated to each Predecessor Class are hereby reallocated to the corresponding Successor Class.

For  purposes of this  amendment,  the  Predecessor  Classes  and  corresponding
Successor Classes are as follows:

   SERIES                    PREDECESSOR CLASS                SUCCESSOR CLASS
Balanced Fund                  Advisor Class                  Investor Class
 Growth Fund                      C Class                      Advisor Class
 Vista Fund                       C Class                      Advisor Class

     SECOND:  The  amendments to the Charter as set forth above in Article First have been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.

     THIRD:  These Articles of Amendment shall become effective at 12:01 a.m. on
December 3, 2007.

     FOURTH:   The   undersigned   Senior  Vice  President  of  the  Corporation
acknowledges  these  Articles  of  Amendment  to be  the  corporate  act  of the
Corporation  and, as to all matters or facts required to be verified under oath, the  undersigned  Senior Vice  President  acknowledges  that, to the best of his knowledge,  information  and  belief,  these  matters  and facts are true in all material  respects  and that this  statement  is made  under the  penalties  for perjury.

     IN WITNESS WHEREOF,  the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Senior  Vice  President  and attested by its Assistant Secretary this 27th day of November, 2007.

ATTEST:                                 AMERICAN CENTURY MUTUAL FUNDS, INC.

/s/ Otis H. Cowan                       By:  /s/ Charles A. Etherington
--------------------------------             ----------------------------------
Otis H. Cowan                                Charles A. Etherington
Assistant Secretary                          Senior Vice President